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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated May 17, 1996 with respect to the Combined Statement of Revenue and Certain Expenses of the 1996 Acquired Properties and Probable Properties for the year ended December 31, 1995 in the Current Report of Equity Residential Properties Trust on Form 8-K, dated May 23, 1996, in the Registration Statement on Form S-8 related to Equity Residential Properties Trust Second Amended and Restated 1993 Share Option and Share Award Plan.


                                       Ernst & Young LLP


Chicago, Illinois
June 26, 1996